Exhibit 99.1

Axiall Corporation Created as Merger of Georgia Gulf, PPG Commodity Chemicals Business Is Completed

ATLANTA – January 28, 2013 – Georgia Gulf Corporation today announced that the pending merger with PPG’s commodity chemicals business has been completed, creating Axiall Corporation, effective immediately. The company will trade on the New York Stock Exchange under the ticker symbol AXLL beginning January 29.

“This merger of two industry-leading organizations creates an integrated chemicals and building products company well positioned to benefit from North America’s natural gas cost advantage as well as the recovery of the U.S. housing market,” said Paul Carrico, president and chief executive officer.

“I want to congratulate and thank the employees of both organizations,” Carrico said. “Some were directly involved in helping to complete this merger, and many others provided indirect support by ensuring that we operated our businesses safely and effectively throughout this process. In both cases, they played a vital role in the successful creation of Axiall.”

More information about the Axiall can be viewed online at www.axiall.com.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. It is an international manufacturer of chlor-alkali and derivatives, chlorovinyls and aromatics products including chlorine, caustic soda, vinyl chloride monomer, chlorinated solvents, calcium hypochlorite, ethylene dichloride, muriatic acid, phosgene derivatives, polyvinyl chloride, vinyl compounds, cumene and phenol. It also manufactures vinyl-based building and home improvement products that are marketed under Royal Building Products and Exterior Portfolio brands. Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. Words or phrases such as “is expected,” may,” “will,” or “intend,” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected benefits of the merger. These statements are based on the current expectations of the management of Axiall. There are a number of risks and uncertainties that could cause Axiall’s actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include risks relating to (i) a material adverse change, event or occurrence affecting Axiall or the newly acquired commodity chemicals business, (ii) the ability of Axiall to successfully integrate the businesses of PPG’s commodity chemicals business and Axiall, which may result in the combined company not operating as effectively and efficiently as expected, (iii) the possibility that the merger and related transactions may involve other unexpected costs, liabilities or delays, and (iv) uncertainties regarding future prices, industry capacity levels and demand for Axiall’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products after the merger, Axiall’s ability to generate sufficient cash flows from its business after the merger, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

CONTACTS:

Investor Relations

Martin Jarosick

770-395-4524

Media

Alan Chapple

770-395-4538